                                                                   EXHIBIT 10.36


                     AMENDED AND RESTATED CREDIT AGREEMENT


          THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of February 19, 1997 and is between TCI COMMUNICATIONS, INC., a Delaware corporation ("TCIC"),
                                                                       ----
and TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation ("Satellite
                                                                ---------
Company").
-------

RECITALS:
--------

          A. On December 4, 1996, Satellite Company and TCIC executed a Credit Agreement, dated as of December 4, 1996 (the "TCIC Credit Agreement"). TCIC and
                                              ---------------------
Satellite Company entered into the TCIC Credit Agreement for the purpose of providing to Satellite Company a $250,000,000 term loan and a $500,000,000 revolving loan facility.

          B. On December 31, 1996, Satellite Company entered into a Credit Agreement (as amended by a First Amendment to Bank Credit Agreement, dated February 19, 1997, and as thereafter amended or modified from time to time, the "Bank Credit Agreement") among The Bank of Nova Scotia, as Administrative Agent,
 ---------------------
Nationsbank of Texas, N.A., as the Syndication Agent, Credit Lyonnais New York Branch as the Documentation Agent, the financial institutions named as lenders therein, and The Bank of Nova Scotia, Credit Lyonnais New York Branch and Nationsbank of Texas, as the Arranging Agents. Proceeds from the initial borrowing under the Bank Credit Agreement were used to permanently retire the $250,000,000 term loan under the TCIC Credit Agreement.

          C. Section 7.1.12 of the Bank Credit Agreement requires Satellite Company to enter into an amendment to the TCIC Credit Agreement to provide for, among other things, limitations on the availability of the Revolving Loans (as defined in Article I hereof).

          D. Satellite Company proposes to issue in a private transaction $475,000,000 aggregate principal amount at maturity of senior subordinated notes due 2007 (of which approximately $275,000,000 aggregate principal face amount will be discount notes, resulting in approximately $150,000,000 gross proceeds to Satellite Company), which notes Satellite Company is required to offer to make an offer to repurchase in full if the GE-2 satellite (as defined in the Indentures (as defined in Article I hereof)) does not meet certain operating criteria. In such event, the escrowed net proceeds of the offering and sale of such notes would be insufficient to pay the full purchase price, and TCIC desires to agree to make loans to Satellite Company to fund such deficiency in an amount not to exceed the Note Offering Expenses (as defined in Article I hereof). The Purchase Agreement dated February 14,

1997 between Satellite Company and the Initial Purchasers (as defined in the Indentures) requires that Satellite Company and TCIC enter into an amendment to the TCIC Credit Agreement to, among other things, provide for the making of loans under this Amended and Restated Credit Agreement for the aforementioned purpose.

          E. In order to satisfy the requirements of section 7.1.12 of the Bank Credit Agreement and the requirements of such Purchase Agreement and to provide for loans to fund such deficiency, the parties are entering into the following amendment and restatement of the TCIC Credit Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agree-ments set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I.

                              CERTAIN DEFINITIONS

          "Administrative Agent" shall have the meaning given to such term in
           --------------------
the Bank Credit Agreement.

          "Bank Credit Agreement" shall have the meaning set forth in the
           ---------------------
recitals.

          "Bank Obligations" shall mean the "Obligations" as defined in the Bank
           ----------------
Credit Agreement.

          "Business Day" shall mean any day (other than a Saturday, Sunday or
           ------------
legal holiday in the State of Colorado or the State of New York) on which banks are open for business in New York, New York and Denver, Colorado.

          "Commitment Fee" shall have the meaning set forth in Section 2.05.
           --------------

          "Default" shall mean an event that with the giving of notice or the
           -------
passage of time (or both) would constitute an Event of Default.

          "Escrow Account" shall have the meaning given to such term in each
           --------------
Indenture.

          "Escrow Agreement" shall have the meaning given to such term in each
           ----------------
Indenture.

          "Event of Default or "Events of Default" shall have the meanings set
           ----------------     -----------------
forth in Article VI.

          "GE-2 Satellite Event" shall have the meaning given to such term in
           --------------------
the Bank Credit Agreement as such agreement is in effect on the date hereof.

          "Indebtedness" shall mean, with respect to any Person, without
           ------------
duplication: (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid, (iv) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers incurred in the ordinary course of business), and (v) all obligations of such Person in respect of letters of credit and bankers acceptances. The term "Indebtedness" shall not include the obligation of any Person guaranteeing the Indebtedness of any other Person.

          "Indentures" shall mean (i) the indenture to be dated as of February
           ----------
20, 1997 between Satellite Company and The Bank of New York, as indenture trustee, with respect to the issuance of the Senior Subordinated Notes and (ii) the indenture to be dated as of February 20, 1997 between Satellite Company and The Bank of New York, as indenture trustee, with respect to the issuance of the Senior Sub Discount Notes and "Indenture" means either of them.
                               ---------

          "LC Commitment Fee" shall mean the fee payable by Satellite Company to
           -----------------
TCIC for extending the maturity of the PRIMESTAR Letter of Credit beyond June 30, 1997 to December 31, 1997.

          "Maturity Date" shall mean September 30, 2001.
           -------------

          "Maximum Rate" shall have the meaning set forth in Section 2.02(d).
           ------------

          "Note or Notes" shall mean the promissory note or notes executed
           -------------
pursuant to the Revolving Loans by Satellite Company as maker in favor of TCIC and in substantially the form of Exhibit A hereto.
                                 ---------

          "Note Offering Expenses" shall mean the sum of (a) the aggregate fees
           ----------------------
and expenses incurred by Satellite Company (or for which Satellite Company has agreed to reim-burse others) in connection with the offering and sale of the Senior Sub Discount Notes and the Senior Subordinated Notes, including among other things, underwriter discounts and commissions (in an amount not less than that shown on the cover page of the Offering Memorandum), auditor fees and expenses, legal fees and expenses, trustee fees and expenses and the fees and expenses associated with the proposed escrow of the proceeds of the sale of the Senior Subordinated Notes and the Senior Sub Discount Notes and (b) the difference between the sum of interest accrued on the Senior Subordinated Notes and the accrual of original issue discount on the Senior Sub Discount Notes during the period such proceeds are escrowed pursuant to Section 4.19 of the Indentures and the aggregate interest received by Satellite Company in respect of the investment of such proceeds in the escrow account required by Section 4.19 of the Indentures. In no event shall Note Offering Expenses be less than $14,000,000.

          "Offering Memorandum" means the Offering Memorandum dated February 14,
           -------------------
1997 distributed by Satellite Company to potential investors with respect to the Senior Sub Discount Notes and the Senior Subordinated Notes.

          "Offer to Purchase" shall have the meaning given to such term in the
           -----------------
Indentures.

          "Person" shall mean any natural person, corporation, limited liability
           ------
company, partnership, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or any other entity, whether acting in an individual, fiduciary or other capacity.

          "Prepayment Notice" shall have the meaning set forth in Section
           -----------------
2.03(b).

          "PRIMESTAR Letter of Credit" shall mean the letter of credit issued
           --------------------------
pursuant to an Amended and Restated Reimbursement Agreement among TCI UA I, Inc., Chemical Bank, as Administrative Agent and Bank, and The Toronto Dominion Bank, as Departing Bank dated as of March 1, 1995.

          "Revolving Loan Commitment" shall mean a total of $100,000,000
           -------------------------
principal amount, as such amount may be adjusted from time to time pursuant to
Section 2.04.

          "Revolving Loan Commitment Termination Date" shall mean the date on
           ------------------------------------------
which the Commitment of TCIC to make Revolving Loans under this Agreement shall terminate in accordance with Section 2.04.

          "Revolving Loans" shall have the meaning set forth in Section 2.01.
           ---------------

          "Satellite Company" shall have the meaning set forth in the recitals.
           -----------------

          "Satellite Event Date" shall have the meaning given to such term in
           --------------------
the Bank Credit Agreement as of the date hereof; provided, however, that clause
                                                 --------  -------
(c) of the definition of Replacement Satellite Event (as defined in the Bank Credit Agreement) used therein shall be deemed to not be a part thereof.

          "Senior Sub Discount Notes" shall mean the $275,000,000 principal
           -------------------------
amount at maturity of 12 1/4% Senior Subordinated Discount Notes due February 15, 2007 issued by Satellite Company.

          "Senior Subordinated Notes" shall mean the $200,000,000 principal
           -------------------------
amount of 10 7/8% Senior Subordinated Notes due February 15, 2007 issued by Satellite Company.

          "Significant Restricted Subsidiary" shall have the meaning given to
           ---------------------------------
such term in the Indentures as in effect from time to time.

          "Specified Use" shall mean the use of a borrowing hereunder to pay the
           -------------
excess of (i) the purchase price for all Senior Sub Discount Notes and Senior Subordinated Notes tendered pursuant to an Offer to Purchase made pursuant to
Section 4.19 of the Indentures over (ii) the sum of the aggregate amount in each Escrow Account under each Escrow Agreement at the time of such purchase of such notes.

          "Standby Commitment Fee" shall have the meaning set forth in Section
           ----------------------
2.05.

          "Subsidiary" shall mean (with respect to any Person) any corporation,
           ----------
limited liability company, partnership or joint venture, whether now existing or hereafter organized or acquired in which: (i) (in the case of a corporation) securities having a majority of the voting power in the election of directors (excluding for these purposes securities that entitle the holder to vote only upon the occurrence of a contingency) are at the time owned, directly or indirectly, by such Person and/or one or more of its Subsidiaries, or (ii) (in the case of a limited liability company, partnership or joint venture): (y) the managing general partner is such Person or one or more of its Subsidiaries, or
(z) a majority of the ownership interests are owned, directly or indirectly, by such Person or one or more of its Subsidiaries.

          "TCIC" shall have the meaning set forth in the recitals.
           ----

          "TCIC Credit Agreement" shall have the meaning set forth in the
          ----------------------
recitals.

          "Unused Portion of the Revolving Loan Commitment" shall mean, as of
           -----------------------------------------------
any date, the Revolving Loan Commitment as of such date less the aggregate unpaid principal amount of all Revolving Loans outstanding as of such date.

                                  ARTICLE II.

                              THE REVOLVING LOANS

          SECTION 2.01.  Revolving Loans.
                         ---------------

          (a) Upon the terms and subject to the conditions set forth in this Agreement, TCIC agrees to originate the revolving loans on a revolving credit basis to Satellite Company (the "Revolving Loans"), from time to time, from the
                                 ---------------
date of this Agreement until the Revolving Loan Commitment Termination Date, at such time and in such amounts as Satellite Company shall request, in an aggregate principal amount at any time outstanding not in excess of the Revolving Loan Commitment. Upon the terms and subject to the conditions set forth in this Agreement, Satellite Company (or the Administrative Agent if an Event of Default under the Bank Credit Agreement has occurred and is continuing) may borrow, repay and reborrow funds from TCIC. Anything contained herein to the contrary notwithstanding, if Satellite Company issues and sells Senior Subordinated Notes and/or Senior Sub Discount Notes resulting in aggregate gross proceeds of at least $350,000,000, then the Revolving Loans will not be available hereunder unless, prior to the Revolving Loan Commitment Termination Date, Satellite Company makes an Offer to Purchase pursuant to Section 4.19 of the Indentures all of the Senior Subordinated Notes and all of the Senior Sub Discount Notes, as provided in the Indentures, and, in such event, the Revolving Loans shall only be available in an aggregate principal amount up to $50,000,000 until Satellite Company shall have purchased all the notes tendered pursuant to such Offer to Purchase.

          (b) In order to effect a borrowing under the Revolving Loan Commitment, Satellite Company (or the Administrative Agent if an Event of Default under the Bank Credit Agreement has occurred and is continuing) shall give TCIC irrevocable written notice not less than three Business Days before a requested borrowing. Such notice shall in each case be signed by an authorized officer and shall refer to this Agreement and specify: (i) the amount of the requested borrowing under this Agreement, (ii) the date (which shall be a Business Day) on which Satellite Company is to receive the proceeds of such borrowing, (iii) whether the proceeds of the bor-rowing will be used for the Specified Use and the amount of the borrowing for such Specified Use, and (iv) that all conditions to such borrowing set forth in
Article IV of this Agreement have been satisfied. Satellite Company shall be deemed to be making, as of the date of the delivery of the borrowing notice, the representations and warranties contained in Article III of this Agreement by the act of delivering such borrowing notice to TCIC.

          (c) The Revolving Loans made by TCIC shall be evidenced by the Notes (which shall be substantially in the form of Exhibit A hereto) duly executed on
                                             ---------
behalf of Satellite Company. TCIC shall endorse on the schedule attached to the Notes, or otherwise record in its internal records, an appropriate notation evidencing the date and amount of each Revolving Loan, each payment and prepayment of the principal amount of any Revolving Loan and other information provided for on such schedule; provided, however, that the failure of TCIC to
                               --------  -------
make such a notation or any error in such notation shall not affect the obligation of Satellite Company to repay the Revolving Loans in accordance with the terms of this Agreement and the Notes.

          SECTION 2.02.  Interest on the Revolving Loans.
                         -------------------------------

          (a) Subject to Section 2.02(d) below, the principal amount of each Revolving Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to 10%.
Accrued interest shall compound semi-annually until paid.

          (b) Interest on each Revolving Loan shall be due and payable on the date the principal amount of such Revolving Loan is prepaid, upon acceleration of such Revolving Loan, or upon the Maturity Date.

          (c) If Satellite Company shall default in the payment of the principal of, or interest on any Revolving Loan, or on any other amount becoming due hereunder, by scheduled maturity or acceleration, Satellite Company shall, on demand from time to time from TCIC, pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the interest rate then in effect pursuant to Section 2.02(a) above plus 2%.

          (d) All agreements between Satellite Company and TCIC are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to TCIC for the use, forbearance, or detention of the indebtedness evidenced by the Notes exceed the maximum rate permissible under applicable law (the "Maximum Rate"). If from
                                                        ------------
any circumstance TCIC should ever receive an amount which would represent interest in excess of the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under the Notes and not to the payment of interest. In determining whether the interest paid or payable, under any contingency, exceeds such Maximum Rate, Satellite Company and TCIC shall to the maximum extent permitted by applicable law: (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest; (ii) exclude voluntary prepayments and the effects thereof; (iii) amortize, prorate, al locate, and spread the total amount of interest throughout the full term of the Notes so that the actual rate of such interest does not exceed such Maximum Rate; or (iv) allocate interest between portions of the debt evidenced hereby so that no portion of such debt shall bear interest at a rate greater than such Maximum Rate. For purposes of the Notes, the term "applicable laws" shall mean that law in effect from time to time and applicable to the credit transaction between Satellite Company and TCIC which lawfully permits the charging and collection of the highest permissible, lawful, non-usurious rate of interest on such transaction and the Notes, including laws of the State of Colorado and, to the extent controlling, laws of the United States of America.

          SECTION 2.03.  Payment; Maturity; Prepayment.
                         -----------------------------

          (a) Unless accelerated hereunder, the principal amount of each Revolving Loan, together with all interest accrued thereon, shall be due and payable on the Maturity Date.

          (b) Satellite Company shall have the right, at any time and from time to time, to prepay any Revolving Loan, in whole or in part, without premium or penalty, upon giving written notice (a "Prepayment Notice") to TCIC at least
                                        -----------------
three Business Days prior to such prepayment. Each Prepayment Notice shall specify the principal amount of each Revolving Loan (or portion thereof) to be prepaid and the date of prepayment and shall commit Satellite Company to prepay such borrowing on the date specified therein. All prepayments shall be ac-companied by accrued interest on the principal amount being prepaid to the date of prepayment. Notwithstanding the foregoing, Satellite Company may not prepay the Revolving Loans made for the Specified Use unless and until the prior written consent of the requisite lenders under the Bank Credit Agreement has been obtained.

          (c) Satellite Company shall be required to prepay all amounts due under the Revolving Loans and this Agreement on the Satellite Event Date. Notwithstanding the preceding sentence, Satellite Company shall be required to prepay the Revolving Loans on the

Satellite Event Date: (i) only if no Default under the Bank Credit Agreement has occurred, is continuing, or would result from such payment, (ii) only if no Event of Default or Default under the Bank Credit Agreement of which Senior Management (as defined in the Bank Credit Agreement) was aware or should have been aware has occurred and is continuing (or would result therefrom) and (iii) only to the extent that there is an unused Available Commitment Amount under the Bank Credit Agreement. If an Event of Default exists on the Satellite Event Date but is later cured or waived, Satellite Company shall prepay all amounts due under the Revolving Loans as soon as no Event of Default under the Bank Credit Agreement exists and shall prepay to the extent of any unused Available Commitment Amount. Satellite Company's obligation to prepay under the conditions of this section 2.03(c) shall continue after the Satellite Event Date until full prepayment of the Revolving Loans.

          SECTION 2.04.  Reduction and Termination of Revolving Loan Com-
                         -----------------------------------------------
mitment.
-------
          (a) Upon at least three Business Days prior irrevocable written notice to TCIC, Satellite Company may at any time in whole or, from time to time, in part permanently reduce the amount of the Revolving Loan Commitment but only if the GE-2 Acceptance (as defined in the Indentures) has occurred and been certified to the trustees under the Indentures in accordance therewith or Satellite Company has purchased and paid for all Senior Sub Discount Notes and Senior Subordinated Notes tendered pursuant to an Offer to Purchase made in ac-cordance with Section 4.19 of the Indentures; provided, however, that Satellite
                                              --------  -------
Company shall obtain the written consent of the Administrative Agent prior to any reduction of the Revolving Loan Commitment prior to the Satellite Event Date.

          (b) The Revolving Loan Commitment shall terminate on the earliest to occur of: (i) the Maturity Date, (ii) the Satellite Event Date (but only if the GE-2 Acceptance (as defined in the Indentures) has occurred and been certified to the trustees under the Indentures in accordance therewith or Satellite Company has purchased and paid for all Senior Sub Discount Notes and Senior Subordinated Notes tendered pursuant to an Offer to Purchase made in accordance with Section 4.19 of the Indentures), or (iii) an Event of Default.

          SECTION 2.05.  Facility Fees.  As additional compensation to TCIC in
                         -------------
connection with this Agreement and the Revolving Loans, Satellite Company shall pay to TCIC: (i) a standby commitment fee of .125% per annum (the "Standby
                                                                    -------
Commitment Fee") on the average daily Unused Portion of the Revolving Loan
--------------
Commitment, for the period commencing on the date of this Agreement through and including the date of the GE-2 Satellite Event and (ii) a commitment fee (the

"Commitment Fee") equal to .375% per annum on the average daily Unused Portion
---------------
of the Revolving Loan Commitment, for the period commencing on the date of the determination by the Administrative Agent that the GE-2 Satellite Event has not occurred through and including the Revolving Loan Commitment Termination Date. The Standby Commitment Fee and the Commitment Fee shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable annually, in arrears, on each anniversary of the date of this Agreement, and on the Revolving Loan Commitment Termination Date.

          SECTION 2.06.  No Security.  The Revolving Loans made by TCIC under
                         -----------
this Agreement, and all fees owing by Satellite Company under this Agreement and the Notes, shall be unsecured.

          SECTION 2.07.  Subordination; Revolving Loans Not Senior Indebted-
                         --------------------------------------------------
ness.  The Revolving Loans shall be subordinated to the Bank Obligations as
----
provided in Article VII hereof. TCIC and Satellite Company expressly acknowledge, covenant and agree for the benefit of the holders of the Senior Sub-Discount Notes and the Senior Subordinated Notes that the Revolving Loans and all other obligations of Satellite Company hereunder are not Senior Indebtedness as defined in the Indentures.

          SECTION 2.08.  LC Commitment Fee.  Upon the extension of the expi-
                         -----------------
ration of the PRIMESTAR Letter of Credit past June 30, 1997, as provided in section 5.02 hereof, Satellite Company shall pay to TCIC an LC Commitment Fee equal to .5% of the principal amount of the PRIMESTAR Letter of Credit.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01.  Mutual Representations and Warranties.  As an induce-
                         -------------------------------------
ment to enter into this Agreement, each party represents to and agrees with the other that:

          (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its properties, to carry on its business as presently conducted and to carry out the transactions contemplated by this Agreement.

         (b) it has duly and validly taken all corporate action necessary to authorize the execution, delivery and performance of this Agreement (and, with respect to Satellite Company, the Notes).

          (c) this Agreement (and, with respect to Satellite Company, the Notes) has been duly executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

          (d) none of the execution and delivery of this Agreement (and, with respect to Satellite Company, the Notes) or the compliance with any of the provisions of this Agreement (and, with respect to Satellite Company, the Notes) will (i) conflict with or result in a breach of any provision of its corporate charter or by-laws, (ii) breach, violate or result in a default under any of the terms of any agreement or other instrument or obligation (including, without limitation, those in respect of Indebtedness) to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries' properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it or any of its Subsidiaries or affecting any of its Subsidiaries' properties or assets.

                                  ARTICLE IV.

                             CONDITIONS OF LENDING

          SECTION 4.01.  Conditions Precedent.  The obligation of TCIC to make a
                         --------------------
Revolving Loan hereunder on any date shall be subject to the fulfillment of the following conditions precedent:

          (a) TCIC shall have received a notice of such borrowing as required by Section 2.01(b).

          (b) The representations and warranties of Satellite Company set forth in Article III shall be true and correct with the same effect as though made on and as of such date.

          (c) Satellite Company shall be in compliance with all of the terms and conditions of this Agreement (including the Notes), and at the time of, and immediately after such borrowing no Default or Event of Default shall have occurred and be continuing.

          (d) Other than for purposes of making Revolving Loans for the Specified Use, the GE-2 Satellite Event shall not have occurred.

          (e) Solely for purposes of making Revolving Loans for the Specified Use, the GE-2 Acceptance (as defined in the Indentures) shall not have occurred as certified to the trustees under the Indentures in accordance therewith.

          (f) The Available Amount (as defined in the Bank Credit Agreement) shall have been fully utilized if the proceeds of the drawing will be used by Satellite Company for purposes other than the Specified Use. If the proceeds of the drawing will be used by Satellite Company for the Specified Use, then the Available Amount need not have been fully utilized prior to making such drawing, however, Revolving Loans may not be made for the Specified Use in excess of the Note Offering Expenses.

                                   ARTICLE V.

                                   COVENANTS

          SECTION 5.01.  Incorporation of Indenture Covenants.  Satellite Com-
                         ------------------------------------
pany covenants and agrees with TCIC that, after such time as Revolving Loans are first made hereunder and thereafter so long as this Agreement shall remain in effect, or the principal of, or interest on any Revolving Loan or any other amount payable hereunder shall be unpaid, Satellite Company will remain in compliance with all of the affirmative and negative covenants set forth in Article Four of the Indentures (as amended or modified and in effect from time to time) and such covenants (except for Section 4.01, Section 4.02, Section 4.14, Section 4.19, Section 4.20 and Section 4.23 and except for any obligation to make any Offer to Purchase under the Indentures) shall be deemed to be incorporated herein by reference, mutatis mutandis (as amended or modified and
                                  ------- --------
in effect from time to time), as though such covenants were made in favor of TCIC, references therein to obligations made under the Indentures referring to obligations hereunder, and references therein to the noteholders or trustees made under the Indentures referring to TCIC. In addition, such covenants (as amended or modified and in effect from time to time) shall continue to be incorporated by reference until the Revolving Loan Termination Date notwithstanding any prior payment of the Senior Subordinated Notes and/or
Senior Sub-Discount Notes.

          SECTION 5.02.  Extension of PRIMESTAR Letter of Credit.  TCIC agrees
                         ---------------------------------------
to enter into (or to cause TCI UA I, Inc. to enter into) an amendment to the Reimbursement Agreement relating to the PRIMESTAR Letter of Credit for the purpose of extending the expiration date of the PRIMESTAR Letter of Credit to June 30, 1997, and, if requested by Satellite Company, to further extend such expiration date to December 31, 1997, unless, with the exercise of diligent best efforts, TCIC is unable to procure such extension.

                                  ARTICLE VI.

                                   DEFAULTS

          If and so long as any one or more of the following events ("Events of
                                                                      ---------
Default") shall occur and be continuing, TCIC may by written notice to Satellite
-------
Company, the Administrative Agent and the trustees under the Indentures terminate the Revolving Loan Commitment and/or declare the entire unpaid balance of the principal of, and interest on any outstanding Revolving Loans to be forthwith due and payable, and thereupon the same and any unpaid Standby Commitment Fees or Commitment Fees and all other liabilities of Satellite Company accrued hereunder shall immediately become due and payable without further action, except that in the case of the occurrence of an Event of Default described in Section 6.05, the Revolving Loan Commitment shall automatically terminate and the unpaid balance of the principal of, and interest on all of the outstanding Revolving Loans and any unpaid Standby Commitment Fees or Commitment Fees and all other liabilities of Satellite Company accrued hereun-der shall automatically become due and payable without any requirement of notice. Except for the notice provided for in the immediately preceding sentence, Satellite Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind.

          SECTION 6.01.  Failure to Pay.
                         --------------

          (a) Failure by Satellite Company to make any payment of principal or interest on the Revolving Loans when due, whether at maturity or at a date fixed for prepayment or otherwise; provided, however, that no event of default shall
                             --------  -------
be deemed to occur upon a failure by Satellite Company to make an optional prepayment under section 2.03(b); or

          (b) Failure by Satellite Company to pay the Standby Commitment or the Commitment Fee in full within thirty (30) days after the date such payment is due.

          SECTION 6.02.  Breach of Covenants.  Failure by Satellite Company to
                         -------------------
perform or observe any of the agreements or covenants of Satellite Company set forth in this Agreement (including, without limitation, any agreements or covenants set forth in the Indentures and incorporated herein by reference) and such default shall continue for 30 days or more after written notice to Satellite Company, the trustees under the Indentures and the Administrative Agent shall have been given by TCIC specifying such default and demanding that it be remedied and stating that it is a "notice of default" hereunder.

           SECTION 6.03.  Breach of Debt Instrument.  A default by Satellite
                         -------------------------
Company or any of its Significant Restricted Subsidiaries in the payment of, principal of, or interest on any Indebtedness in excess of $15,000,000, or the failure to observe or perform any other agreement or condition relating to any such Indebtedness, or the occurrence or failure to occur of any other event or condition, so that, as a result of such default, failure to observe or perform, occurrence or failure to occur, such Indebtedness is accelerated or declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable, which Indebtedness shall not have been repaid or such acceleration rescinded within 20 days of such event, unless prior to the exercise by TCIC of any of its remedies hereunder (including acceleration of the maturity of the Revolving Loans): (i) such default, failure to observe or perform, occurrence or failure to occur has been cured in full or unconditionally waived with the result that the payment of such Indebtedness may not thereafter be accelerated on the basis thereof, or (ii) such declaration of acceleration has been rescinded or annulled on terms reasonably satisfactory to TCIC, or (iii) Satellite Company or such Significant Restricted Subsidiary, as the case may be, shall have contested such declaration of acceleration in good faith and by appropriate proceedings and have obtained and thereafter maintained the stay of such acceleration and all consequences thereof that would have a material adverse effect on Satellite Company and its Significant Restricted Subsidiaries (considered as a whole) or the rights of TCIC hereunder.

          SECTION 6.04.  Breach of Representation.  Any representation or war-
                         ------------------------
ranty made by Satellite Company to TCIC in this Agreement, or in connection with the making of any Revolving Loan, or in any certificate or other document furnished by Satellite Company at any time under or in connection with this Agreement, shall prove to have been false in any material respect when made.

          SECTION 6.05.  Bankruptcy, Etc.  Satellite Company shall make an as-
                         ---------------
signment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent or bankrupt, suffer an order for relief under any federal bankruptcy law, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or if there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of sixty (60) days or more; or Satellite Company, by any act or omission, shall indicate its consent to, approval of, or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more.

          SECTION 6.06.  Judgments, Etc.  Any judgment (not subject to appeal)
                         --------------
against Satellite Company or any of its Significant Restricted Subsidiaries for any amount in excess of $15,000,000 (net of amounts covered by insurance)shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of sixty (60) days or more after the date to appeal has expired.

                                  ARTICLE VII.

                                 SUBORDINATION

          SECTION 7.01.  Revolving Loans Subordinated to Bank Obligations.
                         ------------------------------------------------
Satellite Company covenants and agrees, and each holder of the Notes by its acceptance thereof likewise agrees, that the payment of the principal of and interest on any Revolving Loan is subordinated, to the extent and in the manner provided in Article Eight of the Indentures as in effect on the date of the first issuance of notes under the Indentures, to the prior payment in full of all Bank Obligations and agrees that the terms of subordination set forth in Article Eight of the Indentures shall be incorporated by reference herein, mutatis mutandis.
------- --------

                                 ARTICLE VIII.

                                 MISCELLANEOUS

          SECTION 8.01.  Severability.  If any term, provision, covenant or
                         ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is so held to be invalid, void or unenforceable, the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision or restriction.

          SECTION 8.02.  Assignment.  This Agreement shall not be assignable, in
                         ----------
whole or in part, directly or indirectly, by operation of law or otherwise, by Satellite Company without the prior written consent of TCIC, and any attempt by Satellite Company to assign any rights or obligations arising under this Agreement without such consent shall be void. TCIC may assign the Notes in whole or in part; provided, however, TCIC may not assign the Notes in whole or in part to an unaffiliated third-party of Tele-Communications, Inc. or TCIC without the prior written consent of the Administrative Agent which consent shall not be unreasonably withheld. TCIC may assign this Agreement with the prior written consent of Satellite Company and the Administrative Agent, which consents shall not be unreasonably with held. The provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by TCIC and Satellite Company and their respective successors (subject, as to Satellite Company, to the first sentence above) and permitted assigns.

          SECTION 8.03.  Further Assurances.  Subject to the provisions hereof,
                         ------------------
each of TCIC and Satellite Company shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby. Subject to the provisions hereof, each of TCIC and Satellite Company shall, in connection with entering into this Agreement, performing its obligations hereunder and taking any and all actions relating thereto, comply with all applicable laws, regulations, orders and decrees, obtain all required consents and approvals and make all required filings with any governmental agency, other regulatory or administrative agency, commission or similar authority and promptly provide the other with all such information as the other may reasonably request in order to be able to comply with the provisions of this sentence.

          SECTION 8.04.      Parties in Interest. Unless otherwise expressly
                             -------------------
provided with respect to the subordination of the Notes and except as provided in Section 8.05, nothing in this Agreement expressed or implied is intended or shall be construed to confer any right or benefit upon any person, firm or corporation other than TCIC and Satellite Company and their respective successors (subject, as to Satellite Company, to the first sentence of Section 8.02) and permitted assigns.

          SECTION 8.05.      Waivers, Etc. No failure or delay on the part of
                             ------------
TCIC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by TCIC therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding anything herein to the contrary, no amendment, modification or waiver of any term or provision (including defined terms used therein) shall be made to Section 2.01, 2.04, 2.07, 4.01, 5.02, Article VI, the definitions of "GE-2 Satellite Event," "Note Offering Expenses," "Specified Use" or "PRIMESTAR Letter of Credit," "Significant Restricted Subsidiary" or this Section 8.05 shall be made without the prior written consent of the trustees under the Indentures acting with the requisite consent of the noteholders thereunder, unless the GE-2 Acceptance (as defined in the Indentures) shall have occurred (as certified to the trustees under the Indentures) or Satellite Company shall have purchased and paid for all Senior Sub Discount Notes and Senior Sub-ordinated Notes tendered pursuant to an Offer to Purchase made pursuant to
Section 4.19 of the Indentures.

          SECTION 8.06.      Setoff. All payments to be made by Satellite
                             ------
Company under this Agreement shall be made without setoff, counterclaim or withholding, all of which are expressly waived.


          SECTION 8.07.      Confidentiality. Subject to any contrary
                             ---------------
requirement of law and the right of each party to enforce its rights hereunder in any legal action, each party shall keep strictly confidential and shall cause its employees and agents to keep strictly confidential, any information which it or any of its agents or employees may acquire pursuant to, or in the course of performing its obligations under, any provision of this Agreement; provided,
                                                                      --------
however, that such obligation to maintain confidentiality shall not apply to
-------
information which (x) at the time of disclosure was in the public domain not as a result of acts by the receiving party or (y) was in the possession of the receiving party at the time of disclosure.

          SECTION 8.08.      Entire Agreement. This Agreement (including the
                             ----------------
Exhibit appended hereto) and the Notes contain the entire understanding of the parties with respect to the transactions contemplated hereby.

          SECTION 8.09.      Headings. Descriptive headings are for convenience
                             --------
only and shall not control or affect the meaning or construction of any provision of this Agreement.


          SECTION 8.10.      Counterparts. For the convenience of the parties,
                             ------------
any number of counterparts of this Agreement may be executed by the parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original instrument.



          SECTION 8.11.      Notices. All notices and other communications
                             -------
provided for herein or made hereunder shall be in writing and shall be hand delivered, telecopied or mailed to the intended recipient at the telephone number or address specified below:


Satellite Company:           TCI Satellite Entertainment, Inc.
                             8085 S. Chester Street, Suite 300 Englewood,
                             Colorado  80112
                             Attn:  Chief Financial Officer

                             Facsimile:  (303) 712-4973

With a copy similarly addressed: Attention: Legal Department


TCIC:                        TCI Communications, Inc.
                             5619 DTC Parkway
                             Englewood, Colorado  80111
                             Attn:  Treasurer

                             Facsimile:  (303) 488-3200

With a copy similarly addressed: Attention: Legal Department

Administrative               The Bank of Nova Scotia
  Agent:                     One Liberty Plaza
                             New York, New York  10006
                             Attention:  Margot C. Bright

                             Facsimile:  (212) 225-5090

With a copy similarly addressed:

Trustees:                    The Bank of New York
                             101 Barclay Street
                             Floor 21W
                             New York, New York  10286
                             Attention:  Trust Administration

                             Facsimile:  (212) 815-5195

or to such other telephone number or address as shall be designated by such party in a notice to the other party. All notices and other communications hereunder shall be deemed delivered and received: (i) in the case of a telecopy, when transmitted by telecopier, answer back received, (ii) in the case of personal delivery, when delivered, and (iii) in the case of a mailing, three Business Days after deposited in the mails (registered or certified mail, return receipt requested, postage prepaid), in each case given or addressed as aforesaid. Telephonic notice may be given, provided it is promptly confirmed by the sender by telecopy as aforesaid. Copies of all notices delivered hereunder also shall be sent to the Administrative Agent and the trustees for the Indentures at the addresses set forth above prior to (i) with respect to the Administrative Agent, the Satellite Event Date, and (ii) with respect to the trustees, the first to occur of (A) the date on which the GE-2 Acceptance (as defined in the Indentures) has occurred, or (B) the date that the Satellite Company shall have purchased and paid for the Senior Sub-Discount Notes and Senior Subordinated Notes tendered pursuant to an Offer to Purchase made pursuant to Section 4.19 of the Indentures.

          SECTION 8.12.  Governing Law.  This Agreement shall be governed by and
                         -------------
construed and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed therein.

[Signature Page Follows]

          IN WITNESS WHEREOF, TCIC and Satellite Company have caused this Amended and Restated Credit Agreement to be duly executed by their respective officers, each of whom is duly authorized, all as of the day and year first above written.

                                              TCI COMMUNICATIONS, INC.



                                              By:______________________________
                                              Title:



                                              TCI SATELLITE ENTERTAINMENT, INC.



                                              By:______________________________
                                              Title:

                                   EXHIBIT A

                          FORM OF REVOLVING LOAN NOTE
                          ---------------------------

$100,000,000                                              Englewood, Colorado
                                                          February 19, 1997


          FOR VALUE RECEIVED, effective as of the date first above written, the undersigned, TCI SATELLITE ENTERTAINMENT, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of TCI COMMUNICATIONS, INC., a Delaware corporation, or assigns ("Lender"), the lesser of the principal sum of ONE HUNDRED MILLION DOLLARS ($100,000,000) and the aggregate unpaid principal amount of the outstanding Revolving Loans to the Borrower from the Lender pursuant to the Amended and Restated Credit Agreement, dated as of February 19, 1997, by and between the Borrower and the Lender (as the same may be amended or otherwise modified from time to time, the "Agreement"), in lawful money of the United States of America, in immediately available funds, and to pay interest from the date first above specified on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on the dates determined pursuant to the Agreement.

          The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from the due date at a rate or rates determined as set forth in the Agreement.

          The Borrower hereby waives diligence, presentment, demand, protest and notice (except for the notice required by section 6.01 of the Agreement) of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

          All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the
-------  -------
holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

          In the event of any action at law or suit in equity with respect to this Note, the Borrower, in addition to all other sums which it may be required to pay hereunder, will pay a reasonable sum for attorneys' fees incurred by the holder hereof in connection with such action or suit and all other costs of collection.

          This Note is one of the Notes referred to in the Agreement and is entitled to the benefits, and is subject to the terms, set forth therein, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Agreement, all upon the terms and conditions therein specified. This Note is subordinated to the Bank Obligations as provided in Article VII of the Agreement. This Note shall be construed in accordance with and governed by the laws of the State of Colorado and any applicable laws of the United States of America.


                              TCI SATELLITE ENTERTAINMENT, INC.



                              By:________________________________
                              Title:_____________________________

                                    SCHEDULE

                               LOANS AND PAYMENTS



                           Payments
                      -------------------


                                            Unpaid    Name of
                                           Principal   Person
         Amount and                         Balance    Making
Date    Type of Loan  Principal  Interest   of Note   Notation
------  ------------  ---------  --------  ---------  --------

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

______________________________________________________________

                           Payments
                      -------------------


                                            Unpaid    Name of
                                           Principal   Person
         Amount and                         Balance    Making
Date    Type of Loan  Principal  Interest   of Note   Notation
------  ------------  ---------  --------  ---------  --------


______________________________________________________________

______________________________________________________________